United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2023

Date of Report (Date of earliest event reported)

Evergreen Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41271	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 1.02, Level 1,

Glo Damansara, 699,

Jalan Damansara, Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +1 786 406 6082

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	EVGR	The Nasdaq Stock Market LLC
Warrants	EVGRW	The Nasdaq Stock Market LLC
Units	EVGRU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 10, 2023, Evergreen Corporation (the “Company”) convened and then adjourned, without conducting any business, the extraordinary general meeting of shareholders of the Company (the “Extraordinary General Meeting”), originally scheduled for 11:00 a.m. Eastern Time on May 10, 2023, to recommence at 4:00 p.m. Eastern Time on May 10, 2023 as a virtual meeting via live webcast at https://www.cstproxy.com/evergreencorporation/2023 and the offices of Evergreen Corporation, Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

The Extraordinary General Meeting is being held for the purposes of considering and voting on the following proposals:

●	To amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time, from May 11, 2023 to May 11, 2024 (as extended, the “Extended Date”) (i.e., for a period of time ending 27 months after the consummation of its initial public offering (the “IPO”)).

●	To amend the Company’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from May 11, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share issued and outstanding after giving effect to the Redemption.

●	To amend the Articles of Association to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

●	To amend the Articles of Association to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder.

Each of the foregoing proposals is described in more detail in the definitive proxy statement related to the Extraordinary General Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 2, 2023, as amended and supplemented on May 3, 2023, May 4, 2023 and May 5, 2023 (the “Definitive Proxy Statement”).

The record date for the Extraordinary General Meeting remains the close of business on May 2, 2023.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Extraordinary General Meeting or the implementation of the Extension. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Extraordinary General Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov, or by written request to the Company at Evergreen Corporation, Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary General Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2023

EVERGREEN CORPORATION

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Chief Executive Officer